UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 3, 2019
Universal Technical Institute, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 500, Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	623-445-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	UTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 23, 2019, Troy R. Anderson will be appointed Executive Vice President and Chief Financial Officer. At that time, Scott Yessner will step down from his role as our Interim Chief Financial Officer. Mr. Yessner will continue with our company as a consultant through the 2019 fiscal year-end reporting cycle.

Mr. Anderson, age 52, served as Vice President and Corporate Controller of Conduent, Inc. from 2016 to September 2019. From 2007 to 2016, Mr. Anderson served in several roles with Xerox, Inc. and Affiliated Computer Services, Inc. prior to its acquisition by Xerox, including Senior Vice President and Chief Financial Officer, Public Sector Industry Group from 2015 to 2016, Director - Investor Relations from 2013 to 2015, Senior Vice President and Group CFO from 2012 to 2013, Acting Chief Administrative Officer in 2011, and Vice President of Finance from 2007 to 2011. Mr. Anderson served in several roles at Sprint Nextel Corporation and Nextel Communications, Inc. prior to its merger with Sprint, including Director of Finance/Corporate FP&A from 2006 to 2007 and Director of Finance/Information Technology and Product Development from 2002 to 2006. Prior to joining Sprint Nextel, Mr. Anderson served in several roles with MCI Communications Corp. and Worldcom, Inc., including Manager/Senior Manager - Business Planning and Analysis from 1996 to 2002 and served in various accounting roles at Bell Atlantic Corporation, Coopers & Lybrand and C.W. Amos & Company from 1990 to 1996. Mr. Anderson received a Master of Business Administration in Finance from the University of Maryland and a BS in Business Administration, Finance and Accounting from Salisbury University.

In connection with the appointment of Mr. Anderson as our Executive Vice President and Chief Financial Officer, Mr. Anderson will receive an annual base salary of $365,000 and a sign-on bonus of $60,000. Mr. Anderson will be eligible to earn annual cash incentive awards based on the achievement of specific performance goals for fiscal 2020 pursuant to our Management Incentive Plan with a target annual cash incentive award opportunity equal to 65% of his base salary. Mr. Anderson will also receive a new hire long-term incentive award with a target value of $125,000 comprised of restricted stock units and performance units and will be eligible to receive annual long-term incentive awards with an annual target value of $300,000, in each case subject to board approval. Mr. Anderson will be eligible to participate in our 401(k) Plan, Nonqualified Deferred Compensation Plan, Severance Plan, and change of control severance program. Mr. Anderson will receive other perquisites, including relocation assistance not to exceed $167,485, life and disability insurance, and executive physicals.

There are no other arrangements or understandings pursuant to which Mr. Anderson was appointed Executive Vice President and Chief Financial Officer. There are no family relationships among any of our directors, executive officers, and Mr. Anderson. There are no related party transactions between us and Mr. Anderson reportable under Item 404(a) of Regulation S-K.

On September 5, 2019, we issued a press release announcing the appointment of Mr. Anderson. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated September 5, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

September 5, 2019	By:	/s/ Kimberly J. McWaters

Name: Kimberly J. McWaters
Title: President and Chief Executive Officer